Exhibit 99.1

John Hall Joins Finish Line as Executive Vice President, Divisional President and Chief Merchandising Officer

INDIANAPOLIS, April 21, 2016 – The Finish Line, Inc. (NASDAQ: FINL), a premium retailer of athletic shoes, apparel, and accessories, announced today that John Hall will join the company in mid-May as Executive Vice President, Divisional President and Chief Merchandising Officer. Hall, a long-time Nordstrom executive, most recently served as Vice President, Corporate Merchandiser of Rack Menswear.

“We’re thrilled to have John join Finish Line. He will play a pivotal role as we continue to strengthen consumer engagement and enhance our merchandise offering and brand storytelling,” said Sam Sato, Chief Executive Officer of Finish Line. “John’s focus and drive to elevate the consumer experience are critical today when the customer - and how he or she accesses us - is evolving so rapidly.”

As Chief Merchandising Officer/Executive Vice President, Hall’s focus will span across consumer engagement touchpoints including stores and digital operations, merchandising, and strategies involving the company’s product vision. He will drive Finish Line brand growth strategies, working closely with our brand partners and lead the creation and evolution of the brand vision.

With almost 30 years of experience at Nordstrom, Hall’s consistently achieved top line sales and profitability results in key regional, divisional, and corporate merchandising roles. He started with Nordstrom as a sales associate in shoes and quickly moved into a buyer position for men’s shoes. His leadership span primarily included positions involving footwear from Vice President/National Merchandise Manager of men’s shoes to Vice President/Footwear Brand Manager for the Nordstrom Product Group supporting men’s, women’s and kids shoes as well as Vice President/Corporate Merchandise Manager of kid’s shoes.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 980 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine  or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates JackRabbit (previously referred to by the company as Running Specialty Group), which includes 72 specialty running stores in 17 states and the District of Columbia under JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Gary Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter at Twitter.com/JackRabbit or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers;

fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:
Dianna Boyce
Corporate Communications
317-613-6577